UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2006

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 2, 2006, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) announced that it has identified errors related to certain stock option agreements arising out of a misinterpretation of the expiration terms of those agreements. Specifically, certain stock option agreements that had a five year term were treated as having a nine-year term. These stock options were granted prior to the Company’s initial public offering in 2004. The Audit Committee of the Board of Directors of the Company, with the assistance of outside legal counsel and outside accounting consultants, has thoroughly reviewed this matter. Based on this review, the Company currently expects that it will increase non-cash compensation expense on its consolidated statement of operations by approximately $150,000 in the second quarter of 2004, approximately $50,000 in the third quarter of 2004, approximately $1.0 million in the first quarter of 2005, and approximately $50,000 in the second quarter of 2005. As a result, on October 1, 2006, the Board of Directors, with the concurrence of the Audit Committee, has concluded that the Company’s financial statements for the years ended December 31, 2004 and 2005 will be restated and that the Company’s financial statements for the quarters ended June 30, 2004 and March 31, 2005, and for the year ended December 31, 2005 should no longer be relied upon. These adjustments have no effect on the Company’s cash position, reported revenue for the recently completed quarter or any previous periods, or Arbinet’s ongoing business.

Arbinet will file an amended Form 10-K for the year ended December 31, 2005 reflecting the necessary adjustments for 2004 and 2005 with the Securities and Exchange Commission as soon as practicable.

The Audit Committee and management have each discussed with Ernst & Young LLP, the Company’s independent auditors, the matters disclosed in this Current Report on Form 8-K.

On October 2, 2006, the Company issued a press release regarding the restatement described in this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated October 2, 2006.*

*	Filed herewith.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including but not limited to statements about the Company’s growth, strategic and business plans, product development and service offerings, future operating results, and the Company’s expected restatement of its historical financial statements. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the finalization of the financial accounting related to the Company’s stock option grants and other potential adjustments, including any potential tax impacts; unanticipated consequences of the restatement; the Company’s ability to coordinate and complete the restatement and file the Company’s amended Annual Report on Form 10-K for the year ended December 31, 2005; the review and audit by the Company’s independent auditor of the Company’s 2006 financial statements; the risk that the Company will face additional claims and proceedings in connection with its stock option grant practices, including shareholder litigation and proceedings by the Securities and Exchange Commission or other governmental agencies; the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others; the Company’s revenue growth and losses; ability to raise capital; members (in particular, significant trading members) not trading on the Company’s exchange or utilizing Arbinet’s new and additional services (including data on thexchange, mobile on thexchange services, DirectAxcessSM trading service, PrivateExchangeSM, AssuredAxcessSM, and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); Arbinet’s uncertain and long member enrollment cycle; the failure to manage Arbinet’s credit risk; failure to manage Arbinet’s growth; pricing pressure; competitive factors; investment in Arbinet’s management team and investments in Arbinet’s personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; future government regulation; and the Company’s ability to obtain and enforce patent protection for its methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Annual Report on Form 10-K and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ J. Curt Hockemeier
Name:	J. Curt Hockemeier
Title:	Chief Executive Officer and President

Date: October 2, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated October 2, 2006.